UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2011
Gladstone Investment Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	814-00704 (Commission File Number)	83-0423116 (IRS Employer Identification No.)
1521 Westbranch Drive, Suite 200
McLean, Virginia 22102
(Address of principal executive offices)
Registrant’s telephone number, including area code: (703) 287-5800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On August 4, 2011, the Gladstone Investment Corporation (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”). There were present at the Annual Meeting in person or by proxy stockholders holding an aggregate of 20,634,458 shares of the Company’s Common Stock. The following matters were submitted to the stockholders for consideration:
1.	To elect three directors to hold office until the 2014 Annual Meeting of Stockholders;

2.	To elect one director to hold office until the 2012 Annual Meeting of Stockholders;

3.	To approve a proposal to authorize the Company, with the approval of its Board of Directors, to issue and sell shares of Common Stock (during the next 12 months) at a price below its then current net asset value per share subject to certain limitations set forth in the proxy statement (including, without limitation, that the cumulative number of shares issued and sold pursuant to such authority does not exceed 25% of its then outstanding Common Stock immediately prior to each such sale);

4.	To ratify the selection by the Audit Committee of the Company’s Board of Directors of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2012.
The voting results, as tabulated by and received from the inspector of election for the Annual Meeting, relating to the matters voted on at the Annual Meeting indicate that: Michela A. English, Anthony W. Parker and George Stelljes III were elected to serve as directors until the 2014 Annual Meeting of Stockholders and Gerard Mead was elected to serve as director until the 2012 Annual Meeting, or until their successors are elected and qualified; and proposals 3 and 4 were approved by the Company’s stockholders. The full voting results are as follows:
1.	Election of directors to hold office until the 2014 Annual Meeting:

			Broker
	For	Withheld	Non-Vote
Michela A. English	15,345,142	699,203	4,590,113
Anthony W. Parker	15,344,458	699,887	4,590,113
George Stelljes III	13,602,105	2,442,240	4,590,113
2.	Election of director to hold office until the 2012 Annual Meeting:

			Broker
	For	Withheld	Non-Vote
Gerard Mead	15,078,461	965,884	4,590,113
Continuing directors whose terms did not expire at the Annual Meeting were as follows: John Reilly, Terry Lee Brubaker and David A.R. Dullum are currently serving until the 2012 Annual Meeting of Stockholders and Paul W. Adelgren, John H. Outland and David Gladstone are currently serving until the 2013 Annual Meeting of Stockholders.
3.	Ratification of proposal to authorize the Company, with the approval of its Board of Directors, to issue and sell shares of its Common Stock (during the next 12 months) at a price below its then current net asset value per share, subject to certain limitations set forth in the proxy (including, without limitation, that the cumulative number of shares issued and sold pursuant to such authority does not exceed 25% of its then outstanding Common Stock immediately prior to each such sale):

			Broker
For	Against	Abstain	Non-Vote
12,501,310	3,393,721	149,314	4,590,113

4.	Ratification of the selection by the Audit Committee of the Company’s Board of Directors of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2012:

For	Against	Abstain
20,317,728	209,398	107,332

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Investment Corporation (Registrant)
	By:	/s/ David Watson
August 5, 2011		(David Watson, Chief Financial Officer)